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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-16, (Nos. 2-51894, 2-55664, 2-63470 and 2-75654), (ii)
Form S-8, (Nos. 2-77752, 33-10747, 33-24934, 33-33018, 33-54403, 33-54443,
33-54555, 333-08059, 333-08087, 333-60839, 333-42178 and 333-53908), and (iii)
Form S-3, (Nos. 2-84910, 33-26314, 33-23880, 33-42698, 33-44871, 33-45091,
33-46999, 33-54317, 33-69432, 333-04385, 333-40869, 333-44421, 333-55921,
333-68257 and 333-54896, 333-55866 and 333-91257) of Kinder Morgan, Inc. of our
report dated February 14, 2001 relating to the financial statements and financial statement schedule, which appears in this Amendment No. 1 on Form 10-K/A, and of our report dated February 14, 2001 relating to the financial statements and financial statement schedule of Kinder Morgan Energy Partners, L.P., which is incorporated by reference in this Amendment No. 1 on Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

Houston, Texas
April 4, 2001